SECURITIZE, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

Page No.
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025	1 - 2
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2026 and 2025	3 - 4
Unaudited Condensed Consolidated Statements of Changes in Mezzanine Equity and Stockholders’ Deficit for the Three and Six Months Ended June 30, 2026 and 2025	5 - 7
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2026 and 2025	8 - 9
Notes to the Unaudited Condensed Consolidated Financial Statements	10 - 33

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$33,599,243	$24,871,555
Digital assets from operations	99,915	2,023,098
Digital assets held for investment	887,928	—
Digital assets receivable	1,831,093	2,500,102
Customer escrow funds	18,106,706	44,293,388
Restricted tokenized assets	—	1,722,665
Investments in available-for-sale marketable securities	444,058	928,037
Investments in tokenized assets	7,651,765	12,034,881
Accounts receivable, net	9,120,623	5,321,337
Accounts receivable, related parties	460,213	594,435
Contract assets	15,122,608	12,289,139
Digital assets loan receivable	—	99,647
Digital assets loan receivable, related parties	—	290,356
Deferred offering costs	7,112,971	3,041,602
Prepaid expenses and other current assets	3,043,115	2,396,986
Total current assets	97,480,238	112,407,228

Digital assets receivable, noncurrent	1,690,610	1,556,218
Contract assets, noncurrent	1,081,243	2,982,075
Notes receivable, related parties	8,766,201	5,183,987
Intangible assets, net	20,130,639	20,683,828
Goodwill	26,365,270	26,365,270
Other noncurrent assets	601,415	596,519
Total assets	$156,115,616	$169,775,125

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$693,723	$2,779,997
Interest payable	6,114,314	5,096,492
Accrued expenses and other current liabilities	13,749,798	4,273,592
Deferred revenue	1,148,727	5,154,656
Customer escrow funds payable	18,103,958	44,187,723
Obligation to return collateral	—	1,722,665
Digital asset borrowings	—	101,109
Option prepayment liability	20,000,000	—
Total current liabilities	59,810,520	63,316,234

Deferred revenue, noncurrent	993,665	1,348,701
Simple agreements for future equity	16,127,000	10,449,000
Convertible promissory notes payable, net	74,948,845	72,562,079
Derivative liability	6,328,000	26,170,000
Option liability	40,566,000	11,390,000
Deferred tax liability	342,015	263,634
Total liabilities	199,116,045	185,499,648

See notes to the unaudited condensed consolidated financial statements.

1

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Commitments and contingencies (See Note 17)

Mezzanine equity:
J Digital 6 warrants	1,169,721	731,076
Series B-4 redeemable convertible preferred stock, 2,089,457 shares authorized, issued and outstanding (preference in liquidation of $45,132,272 for both periods)	42,348,900	42,348,900
Series B-3 redeemable convertible preferred stock, 1,219,998 shares authorized, issued and outstanding (preference in liquidation of $21,959,964 for both periods)	21,969,898	21,969,898
Series B-2 redeemable convertible preferred stock, 2,630,197 shares authorized, issued and outstanding (preference in liquidation of $19,103,384 for both periods)	24,387,798	24,387,798
Series B-1 redeemable convertible preferred stock, 2,881,387 shares authorized, issued and outstanding (preference in liquidation of $26,159,824 for both periods)	21,407,747	21,407,747
Series A redeemable convertible preferred stock, 2,999,412 shares authorized, issued and outstanding (preference in liquidation of $14,501,257 for both periods)	14,700,686	14,700,686
Total mezzanine equity	125,984,750	125,546,105

Stockholders' deficit:
Common stock, $0.0001 par value; 28,059,331 shares authorized at June 30, 2026 and December 31, 2025; 8,700,776 shares issued at June 30, 2026 and December 31, 2025; 8,550,776 shares outstanding at June 30, 2026 and December 31, 2025.	870	870
Class A common stock, $0.0001 par value; 5,100,000 shares authorized at June 30, 2026 and December 31, 2025; 809,230 and 293,768 issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	81	29
Treasury stock, 150,000 shares at cost	(1,599,978)	(1,599,978)
Additional paid-in capital	26,521,873	24,736,907
Accumulated deficit	(195,124,692)	(165,502,838)
Accumulated other comprehensive income	1,216,667	1,094,382
Total stockholders' deficit	(168,985,179)	(141,270,628)
Total liabilities, mezzanine equity and stockholders’ deficit	$156,115,616	$169,775,125

See notes to the unaudited condensed consolidated financial statements.

2

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$14,435,845	$15,262,176	$33,914,311	$29,296,195

Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	3,981,122	3,532,624	8,451,012	5,279,281
Selling, general & administrative	8,217,259	3,523,906	15,955,352	6,845,087
Compensation and benefits	10,547,883	8,031,538	19,648,481	20,005,074
Provision for expected credit losses	1,315,134	111,885	1,600,587	186,273
Loss on digital assets from operations, net	82,705	259,910	369,297	1,110,570
Total operating costs and expenses	24,144,103	15,459,863	46,024,729	33,426,285
Loss from operations	(9,708,258)	(197,687)	(12,110,418)	(4,130,090)
Other income (expense):
Interest expense	(1,105,915)	(1,389,167)	(3,374,490)	(2,840,058)
Interest income	176,391	347,802	413,505	515,293
Dividend income	87,581	43,313	241,033	85,147
Loss on digital assets held for investment, net	(512,615)	—	(1,433,082)	—
Other income (expense), net	1,145,805	(148,833)	1,735,797	431,677
Change in fair value of simple agreements for future equity	(4,310,000)	(383,000)	(5,678,000)	(449,000)
Change in fair value of derivative liability	21,843,000	(2,754,000)	19,842,000	(3,044,000)
Change in fair value of option liability	(29,266,000)	(977,000)	(29,176,000)	(487,000)
Total other expense, net	(11,941,753)	(5,260,885)	(17,429,237)	(5,787,941)
Net loss from continuing operations before income taxes	(21,650,011)	(5,458,572)	(29,539,655)	(9,918,031)
Provision for income taxes	(39,191)	(80,216)	(82,199)	(162,275)
Net loss from continuing operations	(21,689,202)	(5,538,788)	(29,621,854)	(10,080,306)
Net loss from discontinued operations	—	(607,515)	—	(1,190,854)
Net loss	(21,689,202)	(6,146,303)	(29,621,854)	(11,271,160)
Deemed dividend to preferred stockholders	—	—	—	(1,493,539)
Net loss attributable to common stockholders	$(21,689,202)	$(6,146,303)	$(29,621,854)	$(12,764,699)

Net loss per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.72)	$(3.29)	$(1.48)

Net loss from continuing operations per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.65)	$(3.29)	$(1.34)

See notes to the unaudited condensed consolidated financial statements.

3

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Net loss from discontinued operations per share of common stock and Class A common stock - basic and diluted	$—	$(0.07)	$—	$(0.14)

Weighted average common stock and Class A common stock shares outstanding - basic and diluted	9,139,723	8,570,963	8,993,202	8,616,139

Other comprehensive income:
Foreign currency translation adjustment	72,399	260,059	122,285	333,287
Total other comprehensive income	72,399	260,059	122,285	333,287
Comprehensive loss	$(21,616,803)	$(5,886,244)	$(29,499,569)	$(10,937,873)

See notes to the unaudited condensed consolidated financial statements.

4

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT

	J Digital 6 Warrants		Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	.

Balance at December 31, 2025	—	$731,076	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747	2,999,412	$14,700,686	11,820,451	$124,815,029
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Share-based compensation expense	—	438,645	—	—	—	—	—	—	—	—	—	—	—	—	.
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Balance at March 31, 2026	—	$1,169,721	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747	2,999,412	$14,700,686	11,820,451	$124,815,029
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Balance at June 30, 2026	—	$1,169,721	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747	2,999,412	$14,700,686	11,820,451	$124,815,029	.

	Common Stock		Class A Common Stock		Treasury Stock		Stockholder Notes	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2025	8,700,776	$870	293,768	$29	150,000	$(1,599,978)	$—	$24,736,907	$(165,502,838)	$1,094,382	$(141,270,628)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	49,886	49,886
Share-based compensation expense	—	—	—	—	—	—	—	397,943	—	—	397,943
Exercise of stock options	—	—	45,404	5	—	—	—	81,960	—	—	81,965
Net loss	—	—	—	—	—	—	—	—	(7,932,652)	—	(7,932,652)
Balance at March 31, 2026	8,700,776	$870	339,172	$34	150,000	$(1,599,978)	$—	$25,216,810	$(173,435,490)	$1,144,268	$(148,673,486)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	72,399	72,399
Share-based compensation expense	—	—	—	—	—	—	—	537,186	—	—	537,186
Exercise of stock options	—	—	470,058	47	—	—	—	767,877	—	—	767,924
Net loss	—	—	—	—	—	—	—	—	(21,689,202)	—	(21,689,202)
Balance at June 30, 2026	8,700,776	$870	809,230	$81	150,000	$(1,599,978)	$—	$26,521,873	$(195,124,692)	$1,216,667	$(168,985,179)
See notes to the unaudited condensed consolidated financial statements.

5

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT

	J Digital 6 Warrants		Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	.

Balance at December 31, 2024	—	$—	1,667,734	$36,023,055	1,219,998	$21,969,898	2,630,197	$23,889,549	2,881,387	$21,380,220	2,999,412	$13,732,923	11,398,728	$116,995,645	.
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Deemed dividend to preferred shareholders (Note 11)	—	—	—	—	—	—	—	498,249	—	27,527	—	967,763	—	1,493,539
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	421,723	6,325,845	—	—	—	—	—	—	—	—	421,723	6,325,845
Issuance of common stock associated with the Theorem business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Balance at March 31, 2025	—	$—	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747	2,999,412	$14,700,686	11,820,451	$124,815,029	.
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Deemed dividend to preferred shareholders (Note 11)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	.
Balance at June 30, 2025	—	$—	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747	2,999,412	$14,700,686	11,820,451	$124,815,029	.

See notes to the unaudited condensed consolidated financial statements.

6

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT

	Common Stock		Class A Common Stock		Treasury Stock		Stockholder Notes	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2024	8,856,513	$886	—	$—	150,000	$(1,599,978)	$(3,423,744)	$20,609,887	$(117,048,113)	$466,980	$(100,994,082)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	73,228	73,228
Share-based compensation expense	—	—	—	—	—	—	—	7,431,004	—	—	7,431,004
Deemed dividend to preferred shareholders (Note 11)	—	—	—	—	—	—	—	(1,493,539)	—	—	(1,493,539)
Exercise of stock options	62,164	6	1,773	—	—	—	—	3,014	—	—	3,020
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	(421,723)	(42)	—	—	—	—	—	(6,325,803)	—	—	(6,325,845)
Issuance of common stock associated with the Theorem business combination	203,822	20	—	—	—	—	—	(20)	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	(38,566)	—	—	—	(38,566)
Net loss	—	—	—	—	—	—	—	—	(5,124,857)	—	(5,124,857)
Balance at March 31, 2025	8,700,776	$870	1,773	$—	150,000	$(1,599,978)	$(3,462,310)	$20,224,543	$(122,172,970)	$540,208	$(106,469,637)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	260,059	260,059
Share-based compensation expense	—	—	—	—	—	—	—	1,246,979	—	—	1,246,979
Deemed dividend to preferred shareholders (Note 11)	—	—	—	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	32,082	3	—	—	—	43,882	—	—	43,885
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	(38,686)	—	—	—	(38,686)
Net loss	—	—	—	—	—	—	—	—	(6,146,303)	—	(6,146,303)
Balance at June 30, 2025	8,700,776	$870	33,855	$3	150,000	$(1,599,978)	$(3,500,996)	$21,515,404	$(128,319,273)	$800,267	$(111,103,703)
See notes to the unaudited condensed consolidated financial statements.

7

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(29,621,854)	$(11,271,160)
Net loss from discontinued operations	—	1,190,854
Net loss from continuing operations	(29,621,854)	(10,080,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,105,431	914,333
Provision for expected credit losses	1,600,587	186,273
Share-based compensation expense	1,373,774	8,677,983
Accretion of debt discount	2,386,766	1,508,376
Net losses (gains) from investments	(1,950,878)	(710,231)
Loss on digital assets held for investment, net	1,433,082	—
Loss on digital assets from operations, net	369,297	1,110,570
Deferred tax provision	78,381	30,510
Change in fair value of simple agreement for future equity	5,678,000	449,000
Change in fair value of derivative liability	(19,842,000)	3,044,000
Change in fair value of option liability	29,176,000	487,000
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Digital assets from operations	(98,115)	(985,328)
Digital assets receivable	(134,392)	(6,425,985)
Customer escrow funds	26,186,682	2,397,566
Accounts receivable	(5,399,873)	(4,576,873)
Accounts receivable, related parties	134,222	248,973
Contract assets	(932,637)	(4,892,310)
Prepaid expenses and other current assets	(646,129)	(1,275,362)
Accounts payable	(2,111,162)	(365,550)
Accrued expenses and other current liabilities	6,910,195	936,405
Interest payable	1,017,822	1,499,021
Customer escrow funds payable	(26,083,765)	(2,391,578)
Deferred revenue	(4,360,965)	(398,193)
Cash used in operating activities from continuing operations	(13,731,531)	(10,611,706)
Cash used in operating activities from discontinued operations	—	(356,854)
Net cash flows used in operating activities	(13,731,531)	(10,968,560)

Cash flows from investing activities:
Purchases of investments in available-for-sale marketable securities	(642,203)	(474,152)
Proceeds from sales and redemptions of investments and available-for-sale marketable securities	1,151,827	870,493
Acquisition of a business, net of cash acquired	—	(21,090,525)
Proceeds from partial repayments of notes receivable, related parties	745,910	195,635
Originations of and disbursements for notes receivable, related parties	(2,795,910)	(772,500)
Purchases of tokenized assets for investment	—	(644,767)
Proceeds from redemptions of tokenized assets for investment	5,065,029	—
Purchases of equipment and other long-lived assets	(557,138)	(3,702)
See notes to the unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Proceeds from participation and closing positions in DeFi activities	—	21,984,830
Investment activities in DeFi involving use of cash equivalents	—	(1,772,127)
Net cash flows provided by (used in) investing activities	2,967,515	(1,706,815)

Cash flows from financing activities:
Proceeds from issuance of note payable, related party	—	945,343
Proceeds from option prepayment liability	20,000,000	—
Payment of deferred offering costs	(1,480,470)	—
Proceeds from options exercised	849,889	46,905
Net cash flows provided by financing activities	19,369,419	992,248
Effect of exchange rate changes on cash	122,285	333,287
Net increase (decrease) in cash and cash equivalents	8,727,688	(11,349,840)
Cash and cash equivalents from continuing operations, beginning of period	24,871,555	21,788,225
Cash and cash equivalents from discontinued operations, beginning of period	—	175,233
Less: Cash and cash equivalents from discontinued operations, end of period	—	(98,016)
Cash and cash equivalents from continuing operations, end of period	$33,599,243	$10,515,602

Supplemental disclosure of cash flow information and non-cash transactions:
Income taxes paid	$193,567	$19,479
Digital assets loan receivables originated	$—	$24,225,263
Digital assets loan receivables repaid	$390,003	$10,081,943
Digital assets received as collateral	$—	$28,497,830
Digital assets received as collateral returned	$1,351,493	$10,081,940
Digital assets borrowed	$—	$24,868,207
Digital assets borrowed repaid	$101,109	$31,000,000
Digital assets pledged as collateral	$—	$29,247,464
Digital assets pledged as collateral returned	$1,711,530	$31,106,687
Digital assets exchanged with collateral	$371,172	$—
Non-cash additions or transfers of digital asset investments	$2,321,010	$—
Non-cash investment asset participation in DeFi activities	$277,759	$1,168,648
Deferred offering costs in accounts payable and accrued expenses	$5,489,048	$—
Series B-4 preferred stock issued in exchange of common stock	$—	$6,325,845
Reissuance of Series A, B-1, and B-2 preferred stock at fair value in secondary transaction	$—	$1,493,539
Retirement of common stock reacquired in exchange of preferred stock	$—	$6,325,845
Deemed dividend on reissuance of preferred stock at fair value in secondary transaction	$—	$1,493,539

See notes to the unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.ORGANIZATION AND NATURE OF BUSINESS

Nature of Business and Operations

Securitize, Inc. and its subsidiaries (“Securitize”, “Company”, and “our”), founded in 2017, is a Delaware corporation that operates a comprehensive platform for issuing, managing, and trading private market securities using blockchain technology. The Company provides a compliance-driven infrastructure that enables the tokenization of private securities, supporting functions such as dividends, distributions, share buy-backs, and investor servicing.

The platform offers issuer services, including securities issuance and management, end-to-end document handling, and investor communications, as well as investor services, such as accreditation, wallet management, an investor dashboard, and token distribution. Additionally, the Company operates a registered broker-dealer and alternative trading system (ATS), facilitating compliant trading of digital asset securities.

The Company is headquartered in Miami, Florida, with a global presence, maintaining offices in New York, Nevada, Spain, Israel, and Japan.

On April 15, 2025, the Company completed the acquisition of MG Stover LLC, a leading fund administrator for digital assets. The acquisition enhances the Company’s institutional fund administration services and positions Securitize as a leading provider in the U.S. digital asset market.

The Company is subject to a number of risks, including limited operating history, dependence on key individuals, rapid technological changes, competition from larger companies, new entrants, the need for adequate financing to fund future operations, and the need for successful development and marketing of its products and services.

Business Combination with Cantor Equity Partners II, Inc.

On October 27, 2025, the Company executed a Business Combination Agreement (the "Merger Agreement") with Cantor Equity Partners II, Inc. ("CEPT"), a special purpose acquisition company, and Securitize Holdings, Inc. ("PubCo") pursuant to which the Company and CEPT each became wholly owned subsidiaries of PubCo, making the Company a publicly traded entity (the “Business Combination”). The Business Combination was consummated on July 1, 2026, at which time PubCo changed its name to Securitize Corp. and its common stock began trading on the New York Stock Exchange under the ticker symbol "SECZ" on July 2, 2026; refer to Note 20, Subsequent Events, for further details.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Securitize, Inc. along with the Company's wholly-owned subsidiaries and have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). All intercompany balances and transactions have been eliminated in consolidation.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Going Concern

Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year from the unaudited condensed consolidated financial statements issuance date. The Company has determined that, in aggregate, no conditions or events raise substantial doubt about its ability to continue as a going concern for at least twelve months from the date these unaudited condensed consolidated financial statements were issued. Accordingly, the unaudited condensed consolidated financial statements have been prepared in accordance with GAAP on a going concern basis.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and disclosures in the accompanying notes.

Significant estimates that are particularly susceptible to significant changes relate to the fair value of stock-based awards, the fair value of embedded derivatives, the preferred stock option liability, the grant date fair value of the warrants, the assessment of the amount and likelihood of adverse outcomes from claims and disputes, the valuation of intangible assets acquired in business combinations including goodwill, the determination as to whether goodwill or indefinite-lived intangible assets are impaired and, if so, the amount of the impairment, the capitalization of internal-use software costs, the determination of standalone selling price for the Company’s on-chain services, the ability to continue as a going concern, the net asset value of the Company’s investment in tokenized funds, the realizability of deferred tax assets and related valuation allowances, particularly for net operating loss carryforwards, and the valuation of simple agreements for future agreements (“SAFE’s”). The Company bases its estimates on historical experience and various other assumptions which it believes to be reasonable under the circumstances. These estimates may change as new events occur and additional information becomes available. Actual results could differ from these estimates and any such differences may be material to the unaudited condensed consolidated financial statements.

Preparation

The unaudited condensed consolidated results of operations for the three and six months ended June 30, 2026 and 2025, are not necessarily indicative of the results to be expected for the full year or any other period. Additionally, certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been omitted. Accordingly, the unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024.

There have been no changes to our significant accounting policies described in the audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024 that have had a material impact on our unaudited condensed consolidated financial statements and accompanying notes, other than as discussed below.

In the opinion of management, the accompanying unaudited consolidated financial statements include all normal recurring adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented. The results of operations for interim periods are not necessarily indicative of results for the full year.

Certain prior period amounts have been reclassified in order to conform with the current period presentation.

Digital Assets

The Company uses the term “digital asset” to refer to an asset that is generated, issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, assets known as “tokens”, “cryptocurrencies”, “crypto assets”, “stablecoins”, and “tokenized securities” which also rely on and/or are secured through cryptographic protocols.

Digital intangible assets that meet the scope requirements of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (“ASC 350-60”), digital assets that do not meet the scope requirements of ASC 350-60, and stablecoins are collectively referred to as ‘Digital assets’. Accounting for digital assets depends on the nature of the asset and how the asset is held. The Company typically obtains digital assets through its operations as a form of payment from customers and they are converted to cash or cash equivalents, or they are used to fulfill expenses, primarily various blockchain fees that need to be settled in cryptocurrencies, nearly immediately. The Company considers these digital assets received as payment, traded, purchased and/or disposed of nearly immediately to be operating

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
activities in the unaudited condensed consolidated statements of cash flows and are recognized within ‘Digital assets from operations’ in the Company’s unaudited condensed consolidated balance sheets. While the Company’s policy is to sell, convert, or otherwise dispose of ‘Digital assets from operations’ that are received as a form of payment from certain customers nearly immediately, if any circumstances exist that result in the holding of these assets for an extended period of time or the Company elects to open an investment or similar position with the related digital assets due to circumstances occurring that alter the Company’s investing strategy and require the reassessment of Company objectives with the relevant assets, they are reclassified into ‘Digital assets held for investment’.

The Company also obtains digital assets for investment purposes typically through helping customers or businesses tokenize real-world assets, which the Company may also hold for its own strategies from time to time, which are recognized within ‘Digital assets held for investment’. As noted above, if any assets received that are initially recorded within ‘Digital assets from operations’ consistent with the Company’s accounting policy and original intent when the assets were received, end up being held for an extended period of time as a result of certain circumstances or due to a change in the Company’s intent with regard to the digital assets, they are reclassified into ‘Digital assets held for investment’. The characteristics of the digital assets themselves typically do not change, rather the Company makes an election to hold the relevant assets for a particular purpose, which does not involve the Company trading or otherwise disposing of the digital assets. Rather, the digital assets are held for the Company’s specified investment purposes, including the staking of the digital assets, depositing them into liquidity pools, or locking them in a similar type of smart contract and/or lending protocol. Regardless of the specific investment strategy for the balances within ‘Digital assets held for investment’, as long as they are held and reported by the Company, any of the related activities involving the digital assets while they are held prior to disposal are classified as investing activities in the condensed consolidated statements of cash flows. The Company plans to liquidate these digital assets within the next twelve months.

Digital assets are initially recorded at the transaction price of the assets obtained upon their initial recognition, as determined by the quoted prices within the Company’s principal market at the time of measurement. Gains and losses upon the sale of digital assets are determined on a first-in, first-out (“FIFO”) basis for each pool of digital assets. The Company accounts for digital assets based on their nature in the following ways:

•Digital assets recorded at fair value — Changes in fair value are presented net on the Company’s unaudited condensed consolidated statements of operations and comprehensive loss in the period in which they occur. These assets include digital assets that meet the scope requirements of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (“ASC 350-60”). They are recognized within ‘Digital assets from operations’ and ‘Digital assets held for investment’ in the Company’s unaudited condensed consolidated balance sheets. Because changes in the fair value are reported in earnings as they occur, the sale or disposition of these assets does not necessarily give rise to a gain or loss. The unrealized gains and losses on ‘Digital assets from operations’ are recorded to ‘Loss on digital assets from operations, net’, and the unrealized gains and losses on ‘Digital assets held for investment’ are recorded to ‘Loss on digital assets held for investment, net’.

•Digital assets recorded at cost less applicable impairment charge — These digital assets do not meet the scope criteria of ASC 350-60, primarily because they provide the holder with enforceable rights to or claims on other assets. Any net gain or loss on derecognition of these assets as a result of their sale or disposition are recognized in the unaudited condensed consolidated statements of operations and comprehensive loss based on the nature of how they were held or used by the Company up until the date that the sale or disposition of the asset occurs, consistent with the classification above.

Restricted Tokenized Assets

As of June 30, 2026, there were no remaining collateral assets comprising the Company’s “Restricted tokenized assets” held by the Company as all of the lending arrangements which were outstanding as of December 31, 2025 were settled during the period. Any of the collateral assets which were still retained by the Company after all the lending arrangements were settled, subsequently were reclassified into ‘Investments in tokenized assets’ accordingly as they were no longer restricted.

Presentation of Loan Collateral

As of June 30, 2026, all of the Company’s positions in the lending arrangements outlined in Note 15 were closed. Therefore, the Company did not hold any digital assets as collateral, as stated above.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Accounts Receivable

The Company carries its accounts receivable at the invoiced amount. On a periodic basis, the Company evaluates its accounts receivable and will record an allowance for expected credit losses representing management's estimate of expected credit losses related to trade receivables. The change in allowance for expected credit losses is due to both a change in the calculated estimate discussed below and a change in the estimated transaction price of the underlying revenue. Trade receivables are pooled based on similar risk characteristics, such as the age of receivables and the entity which the trade receivable was generated from. The Company disaggregates trade receivables into two risk pools: Securitize customers which refer to customers from the Company’s core business, and Pacific Stock Transfer Company customers which refer to customers from the Pacific Stock Transfer Company acquisition. To estimate the allowance for expected credit losses, management leverages information on historical losses, asset-specific risk characteristics, current conditions, and reasonable and supportable forecasts of future conditions. Account balances are written off against the allowance when deemed uncollectible.

The following table shows the activity in the allowance for credit losses:

Balance at January 1, 2025	$3,190,514
Provision for expected credit losses	1,300,149
Write-offs	(1,178,608)
Balance at December 31, 2025	$3,312,055

Balance at January 1, 2026	$3,312,055
Provision for expected credit losses	1,737,253
Write-offs	(1,622,218)
Balance at June 30, 2026	$3,427,090

Recently Issued And Adopted Accounting Standards

In July 2025, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2025-05, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The amendments provide a practical expedient that permits an entity, when developing reasonable and supportable forecasts for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers, to assume that conditions existing as of the balance sheet date will remain unchanged throughout the remaining life of the asset. The amendments are effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. The amendments are applied prospectively. The Company adopted ASU 2025-05 effective January 1, 2026 and elected to apply the practical expedient. The adoption of ASU 2025-05 did not have a material impact on the Company's condensed consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In December 2025, the FASB issued ASU 2025-12, “Codification Improvements.” The standard makes improvements to the Accounting Standards Codification ("ASC") for a broad range of Topics arising from technical corrections, unintended application of the Codification, clarifications, and other minor improvements. This update is effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods within those annual reporting periods. The Company continues to evaluate the impact of adopting this standard on its financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments require entities to provide additional disaggregated disclosures about certain income statement expense captions, including amounts related to employee compensation, depreciation, and amortization, to enhance transparency regarding the nature and function of expenses. In January 2025, the FASB issued ASU 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date”, which clarified that the amendments in ASU 2024-03 are effective for annual

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied either prospectively or retrospectively. The Company continues to evaluate the impact of adopting this standard on its financial statements and disclosures.

In October 2023, the FASB issued ASU 2023-06, "Disclosure Improvements: Codification Amendments in Response to the SEC's Disclosure Update and Simplification Initiative." This update incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification. The amendments are intended to improve the clarity and consistency of disclosures by aligning GAAP with the SEC's Disclosure Update and Simplification Initiative, and include various amendments across multiple topics, such as derivatives, collateralized assets, credit facilities, repurchase agreements, and interest rates on borrowings. Each amendment will become effective on the date the SEC removes the related disclosure requirement from Regulation S-X or Regulation S-K. If the SEC has not removed the related requirements by June 30, 2027, the pending amendments will be removed from the Codification and will not become effective. The Company continues to evaluate the impact of ASU 2023-06 and does not expect the adoption to have a material impact on its financial statements and disclosures.

In September 2025, the FASB issued ASU 2025‑06, “Intangibles — Goodwill and Other — Internal‑Use Software (Subtopic 350‑40): Targeted Improvements to the Accounting for Internal‑Use Software.” The amendments provide updated guidance on the accounting for internal‑use software, including clarifications to the capitalization criteria, enhancements to the evaluation of development stages, and refinements to the treatment of implementation costs. The ASU 2025-06 is effective for all entities for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods. Early adoption is permitted. The Company continues to evaluate the impact of adopting this standard on its financial statements and disclosures.

In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270)” — Narrow-Scope Improvements which amends and clarifies the interim disclosure requirements of ASC 270. The standard provides clarity about current requirements to help entities determine whether disclosures not specified in ASC 270 should be provided in interim reporting periods. This update is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company continues to evaluate the impact of adopting this standard on its financial statements and disclosures.

3.ACQUISITIONS

MG Stover LLC

On April 15, 2025, the Company completed the acquisition of all outstanding equity interests of MG Stover LLC (“MG Stover” or "MG Stover & Co."), a leading fund administrator for digital assets. As a result, MG Stover’s operating results have been consolidated into the Company’s consolidated financial statements effective from the acquisition date.

The following table summarizes the approximate values of consideration paid and the net assets acquired on the acquisition date:

Purchase consideration:
Cash, net of cash acquired	$21,090,525

Fair value of identifiable assets acquired and liabilities assumed:
Customer relationships	$9,400,000
Prepaid expenses	109,538
Total identifiable assets acquired	9,509,538
Accounts payable	(991,616)
Deferred revenue	(462,398)
Total liabilities assumed	(1,454,014)
Net identifiable assets acquired	8,055,524
Goodwill	13,035,001
Net assets acquired	$21,090,525

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The total purchase consideration was approximately $21,090,525, which consisted of cash paid net of cash acquired. No equity was issued as part of the transaction.

Acquired intangible assets include customer relationships valued at approximately $9,400,000, which were fair valued using a discounted cash flow method based on company projections and Level 3 inputs. The useful life of these customer relationships at acquisition was 10 years. The trademark, non‑compete agreements, and acquired technology related to an internally developed workflow system were determined to have de minimis values due to immediate rebranding, retention of key personnel, and the Company’s intent to continue using its existing internal systems rather than the acquired technology, respectively. Goodwill of approximately $13,035,001 represents expected synergies, expanded service capabilities, and the excess of purchase price over the fair value of net assets acquired. Goodwill is deductible for tax purposes.

The Company incurred approximately $44,000 and $290,000 in transaction-related expenses related to the acquisition of MG Stover for the three and six months ended June 30, 2025, respectively. These costs are included in ‘Selling, general & administrative’ costs on the unaudited condensed consolidated statements of operations and comprehensive loss.

Pro Forma Financial Information

The following proforma financial information presents the consolidated results of operations of the Company and MG Stover for the three and six months ended June 30, 2025, as if the acquisition had occurred as of beginning of the earliest period presented. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods, nor does it project future results.

The following table shows the proforma financial information for the Company and MG Stover:

	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2025
Revenues	$16,253,221	$35,365,979
Net loss from continuing operations	$(4,812,511)	$(9,019,683)
Net loss from continuing operations per basic and diluted share	$(0.56)	$(1.05)

Weighted average common shares outstanding:
Basic and Diluted	8,570,963	8,616,139

4.DISCONTINUED OPERATIONS

On August 5, 2025, the Company entered into a letter of intent, after which management approved the sale of its Securitize for Advisors reporting unit and determined the disposal group qualified for discontinued operations presentation during the year ended December 31, 2025.

In the third quarter of 2025, prior to classification as discontinued operations, the Company evaluated the assets within the disposal group for impairment and recorded a non‑cash goodwill impairment charge of $4,122,926 for the year ended December 31, 2025. The Company subsequently reduced the carrying value of the disposal group by an additional, immaterial impairment charge to align it with the expected sale consideration.

On November 26, 2025, the Company completed the sale of its Securitize for Advisors business, which is presented as discontinued operations in the unaudited condensed consolidated statements of operations and comprehensive loss for three and six months ended June 30, 2025. The base sale consideration was $2,871,526, and no loss on sale was recognized as the sale price equaled the carrying value of the net assets disposed.

The following depicts the results of operations for the discontinued operations of the Company for the periods presented:

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
Revenue	$60,682	$71,319

Operating costs and expenses:
Selling, general & administrative	118,035	235,814
Compensation and benefits	404,934	869,687
Provision for expected credit losses	44,796	44,796
Total operating costs and expenses	567,765	1,150,297

Loss from operations	(507,083)	(1,078,978)

Other expense:
Other income (expense), net	(100,432)	(111,876)
Total other expense, net	(100,432)	(111,876)

Net loss	$(607,515)	$(1,190,854)

5.DIGITAL ASSETS

The following table presents the Company’s digital assets at the periods indicated below:

	June 30, 2026	December 31, 2025
Digital assets from operations	$99,915	$2,023,098
Digital assets held for investment	887,928	—
Total digital assets	$987,843	$2,023,098

Digital assets held at fair value (in the scope of ASC 350-60)

The following table summarizes units held, cost basis, and fair value of the digital assets:

As of June 30, 2026
Asset (Symbol)	Financial statement line item	Quantity of Digital assets held	Cost basis	Fair value
ZKSync Token (ZK)	Digital assets held for investment	46,734,221	$1,226,340	$463,945
Aptos (APT)	Digital assets held for investment	186,530	343,466	106,439
Wormhole Token (W)	Digital assets held for investment	33,518,126	3,361,449	316,128
Various	Digital assets held for investment	not meaningful	not meaningful	1,416
Various	Digital assets from operations	not meaningful	not meaningful	99,915
Total				$987,843

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025
Asset (Symbol)	Financial statement line item	Quantity of Digital assets held	Cost basis	Fair value
ZKSync Token (ZK)	Digital assets from operations	21,734,039	$795,278	$630,213
Aptos (APT)	Digital assets from operations	109,024	298,464	180,931
Wormhole Token (W)	Digital assets from operations	33,518,162	3,361,453	1,100,244
Various	Digital assets from operations	not meaningful	not meaningful	111,710
Total				$2,023,098

Digital assets receivable

Certain digital assets are subject to sale and transfer restrictions through vesting schedules typically associated with contracts with blockchain customers and their associated foundations. Digital assets receivable and restricted by vesting schedules for which the Company has not obtained accounting control and that are subject to contractual transfer restrictions through vesting schedules are recognized as ‘Digital assets receivable’ on the Company’s unaudited condensed consolidated balance sheets.

As of June 30, 2026 the Company was entitled to receive $3,521,703 of digital assets restricted by vesting schedules (including $1,831,093 and $1,690,610 classified as current and noncurrent, respectively) after accounting for the effects of the embedded derivative feature identified resulting from the Company’s right to receive a fixed amount of digital assets, the fair value of which fluctuates based on market conditions. As of June 30, 2026, sale restrictions associated with the digital assets subject to these vesting schedules range from less than one month to less than two years.

As of December 31, 2025, the Company was entitled to receive $4,056,320 of digital assets restricted by vesting schedules (including $2,500,102 and $1,556,218 classified as current and noncurrent, respectively) after accounting for the effects of the embedded derivative feature identified resulting from the Company’s right to receive a fixed amount of digital assets, the fair value of which fluctuates based on market conditions. As of December 31, 2025, the remaining restriction periods on these digital assets similarly ranged from less than one month to approximately two years.

6.INVESTMENT IN FUNDS

Investments in Tokenized Fund Interests

The Company holds investments in STAC, HLSCOPE, ACRED, VBILL, and certain associated receipt and/or wrapped tokenized investments of these same assets (together, the “Equity Tokens”). Each of these instruments either represents a tokenized ownership interest in a corresponding investment fund, or the underlying rights to those tokenized ownership interests, and therefore are not within the scope of ASC 350‑60. The Company’s VBILL as well as the associated receipt token holdings of $121,381 and $5,000,000 are classified as a cash equivalent and a receipt token held at cost less impairment, respectively as of June 30, 2026 and $14,813 and $5,000,000, respectively as of December 31, 2025.

The remaining Equity Tokens consist of STAC, HLSCOPE, and ACRED, each representing non‑voting, non‑redeemable participating shares issued as part of the funds' respective share capital. As of June 30, 2026, the Company held investments in HLSCOPE and ACRED, each recorded on the unaudited condensed consolidated balance sheets in 'Investments in tokenized assets.' The Company's investment in STAC, which was held as of December 31, 2025, was fully redeemed during the six months ended June 30, 2026

7. FAIR VALUE MEASUREMENTS

The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis:

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2026	Level 1	Level 2	Level 3	Total
Assets
U.S. Treasury securities	$444,058	$—	$—	$444,058
Digital assets from operations	99,915	—	—	99,915
Digital assets held for investment	887,928	—	—	887,928
Digital assets receivable	1,831,093	—	—	1,831,093
BUIDL, unrestricted	4,287,221	—	—	4,287,221
Total assets	$7,550,215	$—	$—	$7,550,215
Liabilities
Option liability	—	—	40,566,000	40,566,000
SAFEs	—	—	16,127,000	16,127,000
Derivative liability	—	—	6,328,000	6,328,000
Total liabilities	$—	$—	$63,021,000	$63,021,000

December 31, 2025	Level 1	Level 2	Level 3	Total
Assets
U.S. Treasury securities	$928,037	$—	$—	$928,037
Digital assets from operations	2,023,098	—	—	2,023,098
Digital assets receivable	2,500,102	—	—	2,500,102
BUIDL, unrestricted	$4,467,926	$—	$—	$4,467,926
Total assets	$9,919,163	$—	$—	$9,919,163
Liabilities
Option liability	—	—	11,390,000	11,390,000
SAFEs	—	—	10,449,000	10,449,000
Derivative liability	$—	$—	$26,170,000	$26,170,000
Total liabilities	$—	$—	$48,009,000	$48,009,000

The Company’s U.S. Treasury securities are included on the unaudited condensed consolidated balance sheets as ‘Investments in available-for-sale marketable securities’ as of June 30, 2026 and December 31, 2025. The Company’s digital assets held at fair value are included on the unaudited condensed consolidated balance sheets as ‘Digital assets from operations’ and ‘Digital assets held for investment’ as of June 30, 2026 and December 31, 2025. The Company’s digital assets receivable held at fair value are included on the unaudited condensed consolidated balance sheets as ‘Digital assets receivable’ as of June 30, 2026 and December 31, 2025. The entire ‘Digital assets receivable, noncurrent’ balance is not carried at fair value during either period presented. The Company’s unrestricted BUIDL is included on the unaudited condensed consolidated balance sheets as ‘Cash and cash equivalents’ as of June 30, 2026 and December 31, 2025. The Company’s SAFEs are included on the unaudited condensed consolidated balance sheets as ‘Simple agreements for future equity’ as of June 30, 2026 and December 31, 2025. The Company’s Option liability is included on the unaudited condensed consolidated balance sheets as ‘Option liability’ as of June 30, 2026 and December 31, 2025. The Company’s Derivative liability is included on the unaudited condensed consolidated balance sheets as ‘Derivative liability’ as of June 30, 2026 and December 31, 2025.The following table shows the activity of Level 3 financial instruments:

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2026	Option Liability	SAFE Liabilities	Derivative Liability	Total
Balance at December 31, 2025	$11,390,000	$10,449,000	$26,170,000	$48,009,000
Changes in fair value recognized in earnings	$29,176,000	$5,678,000	$(19,842,000)	$15,012,000
Balance at June 30, 2026	$40,566,000	$16,127,000	$6,328,000	$63,021,000

Six months ended June 30, 2025	Option Liability	SAFE Liabilities	Derivative Liability	Total
Balance at December 31, 2024	$4,959,000	$5,714,000	$11,293,000	$21,966,000
Changes in fair value recognized in earnings	$487,000	$449,000	$3,044,000	$3,980,000
Balance at June 30, 2025	$5,446,000	$6,163,000	$14,337,000	$25,946,000

Certain instruments have been valued using the concept of NAV as a practical expedient. The Company notes that their NAV is generally not published and publicly available, nor are these instruments traded on an exchange. Instruments valued using NAV as a practical expedient are in accordance with GAAP and are not classified within the fair value hierarchy levels.

There were no transfers in and out of Level 3 financial instruments during any of the periods presented.

The Company measures certain financial instruments at fair value on a recurring basis. These instruments are classified within Level 3 of the fair value hierarchy as their valuation relies on significant unobservable inputs. Level 3 measurements reflect management’s judgment regarding the assumptions market participants would use in pricing the instruments. As of June 30, 2026 and December 31, 2025, Level 3 liabilities included an option liability, SAFE liability, and derivative liabilities associated with convertible notes.

Option Liability
The option liability is measured using a probability-weighted option pricing model framework. As of June 30, 2026 and December 31, 2025, the fair value of the option liability was approximately $40,566,000 and $11,390,000, respectively. Significant unobservable inputs used in the valuation as of June 30, 2026 included an equity volatility assumption of approximately 68%, a remaining contractual term of approximately 0.91 years, an estimated fair value of the underlying stock of approximately $46.30 per share, and an exercise price of approximately $15.56 per share . Significant unobservable inputs used in the valuation as of December 31, 2025 included an equity volatility assumption of approximately 68%, an expected time to triggering event of approximately 0.25 years, and an estimated fair value of the underlying stock of approximately $34.05 per share. An increase in equity volatility would result in a higher fair value measurement.

SAFE Liabilities
SAFEs are accounted for as liabilities and measured at fair value using a scenario-based, probability weighted valuation technique. The valuation considers outcomes including an equity financing, liquidity event, or dissolution, based on the contractual terms of the SAFEs. As of June 30, 2026 and December 31, 2025, the fair value of SAFEs was approximately $16,127,000 and $10,449,000, respectively. Significant unobservable inputs used in the valuation as of June 30, 2026 included a 100% probability weighting to a liquidity event (reflecting the Company's expectation that the SAFEs would convert immediately in connection with the closing of the Business Combination on July 1, 2026). As the conversion feature was valued on an intrinsic-value basis given the imminent and near-certain conversion event, equity volatility, market discount rate, and expected time to conversion were each not considered significant.
Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included equity volatility of approximately 56%, a market discount rate of approximately 13%, and expected conversion dates of approximately 0.25 years. Changes in volatility, discount rates, or assumed timing of conversion events would materially affect the estimated fair value.

Derivative Liability
The Company's convertible notes contain embedded features that meet the definition of derivatives and are bifurcated from the host debt instrument. The embedded derivative liabilities are measured using option pricing techniques. As of June 30, 2026 and December 31, 2025, the fair value of the embedded derivative liabilities was approximately $6,328,000 and $26,170,000, respectively. Significant unobservable inputs used in the valuation as of June 30, 2026 included an estimated transaction-based equity value of $44.44 per share, reflecting the common stock price expected upon consummation of the Business Combination on July 1, 2026; as the notes' conversion features were expected to settle immediately upon the Business Combination, the embedded derivatives were valued on substantially an intrinsic-value basis, and equity volatility and credit-adjusted discount rate inputs were not utilized in the valuation. Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included equity volatility ranging from approximately 56% to 71%, estimated transaction-based equity values of approximately $27.28 to $40.87 per share, and

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
credit-adjusted discount rates of approximately 7.69% to 21.63%. Increases in volatility or the likelihood of favorable transaction scenarios would result in higher derivative fair values.

The following table presents the cost and fair value of the Company’s investments:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2026
U.S. Treasury securities	$437,883	$6,246	$(71)	$444,058
	$437,883	$6,246	$(71)	$444,058

December 31, 2025
U.S. Treasury securities	$911,609	$16,428	$—	$928,037
	$911,609	$16,428	$—	$928,037

The following table reflects information about the Company’s investments held in an unrealized gains position:

	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)
June 30, 2026
U.S. Treasury securities	$444,058	$6,175	$—	$—	$444,058	$6,175

December 31, 2025
U.S. Treasury securities	$928,037	$16,428	$—	$—	$928,037	$16,428

When evaluating investments for credit losses, the Company considers multiple factors, including the duration and extent of fair value declines, the financial condition of the issuer, and whether the Company intends to sell or is more likely than not to be required to sell the investment before recovery of its amortized cost basis. The Company determined that the increase in fair value of its investments in 2026 and 2025 were primarily driven by changes in market interest rates, which affected the valuation of fixed-income securities, including U.S. Treasury holdings. Accordingly, the Company concluded that no credit losses were recognized on its investment portfolio during the three and six months ended June 30, 2026 and 2025.

All of the U.S. Treasury securities held at June 30, 2026 are scheduled to mature in 2026.

8. INTANGIBLE ASSETS

Intangible Assets

Intangible assets, net, as disclosed in this note exclude digital assets, that qualify as intangible assets, which are presented within ‘Digital assets from operations’, ‘Digital assets held for investment’, and ‘Digital assets receivable’, in the unaudited condensed consolidated balance sheets. Intangible assets, net and their associated weighted average remaining useful lives in years consisted of the following:

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2026	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted-average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$24,164,931	$(7,110,486)	$17,054,445	8.8
Non-compete agreements	240,000	(229,333)	10,667	0.2
Licenses	120,150	(104,131)	16,019	0.7
Internally Developed Software	625,278	(5,770)	619,508	3.0
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$27,580,359	$(7,449,720)	$20,130,639

December 31, 2025	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted-average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$24,164,931	$(6,085,334)	$18,079,597	9.2
Non-compete agreements	240,000	(221,333)	18,667	0.4
Licenses	120,150	(92,115)	28,035	1.2
Internally Developed Software	127,529	—	127,529	3.0
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$27,082,610	$(6,398,782)	$20,683,828

Definite-lived intangible assets

Amortization expense was $528,353 and $492,305 for the three months ended June 30, 2026 and 2025, respectively, and $1,050,937 and $793,222 for the six months ended June 30, 2026 and 2025, respectively.

Indefinite-lived intangible assets (excluding goodwill)

Management determined there were no triggering events identified during the three and six months ended June 30, 2026 and 2025. Therefore, no impairment charges were recorded for the three and six months ended June 30, 2026 and 2025. The trading license continues to be classified as an indefinite-lived intangible asset, and management will continue to monitor relevant factors that could impact its recoverability.

9.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table provides a breakdown of Accrued expenses and other current liabilities as of the periods indicated below:

	June 30, 2026	December 31, 2025
Accrued compensation	$3,251,267	$998,367
Accrued deferred offering costs	5,459,814	2,893,803
Accrued professional fees and other	5,038,717	381,422
Total accrued expenses and other current liabilities	$13,749,798	$4,273,592

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.     DEBT

The Company’s initial carrying values, net of issuance costs, of outstanding debt consisted of the following at the periods indicated below:

	Effective Interest Rate	Maturity Date	Payment Upon Maturity	June 30, 2026	December 31, 2025
Simple agreements for future equity	—	—	$—	$4,845,000	$4,845,000
Convertible promissory notes payable, net of issuance costs	4.77% - 13.04%	January 2027 - October 2028	79,915,000	79,859,733	79,859,733
Total Long-Term Debt			$79,915,000	$84,704,733	$84,704,733

The Company notes that the fair value of its Convertible promissory notes payable approximates their initial carrying value. As of June 30, 2026, and December 31, 2025, the carrying amounts of the convertible promissory notes, net of issuance costs, are presented net of their associated unamortized debt discounts on the condensed consolidated balance sheets of $4,910,888 and $7,297,654, respectively. Interest expense on outstanding debt totaled $1,105,915 and $1,386,125 for the three months ended June 30, 2026 and 2025, respectively, and $3,374,490 and $2,785,539 for the six months ended June 30, 2026 and 2025, respectively. On July 1, 2026, all outstanding convertible promissory notes and simple agreements for future equity were converted into shares of the Company's common stock and then exchanged into PubCo common stock. Refer to Note 20, Subsequent Events, for further details.

Line of Credit

The Company is party to a line of credit with a financial institution, which provides for a total commitment based on a percentage of the Company's investments held with the financial institution. The balance of outstanding borrowings will incur interest at a variable rate based on the One-Month SOFR plus 65 basis points (4.28% at June 30, 2026 and 4.44% at December 31, 2025). Total commitment availability on the line of credit is limited to the amount of capital invested with UBS at a given time, which amounted to $648,694 and $638,451 as of June 30, 2026 and December 31, 2025, respectively. There were no borrowings on the line of credit during the three and six months ended June 30, 2026 and 2025, and no outstanding borrowings as of June 30, 2026 and December 31, 2025.

11.     STOCKHOLDERS’ DEFICIT

Option Preferred Stock Exercise

In connection with the Series B‑1 preferred stock issuance, the Company had previously granted a lead investor an option to purchase up to $20,000,000 of preferred stock upon the occurrence of a qualifying event. On April 28, 2026, the investor delivered a notice to exercise the option in full at an exercise price of $15.56 per share (subject to adjustment), representing 1,285,347 shares of the Company's Series option redeemable convertible preferred stock.

On June 25, 2026, the Company received aggregate cash proceeds of $20,000,000 from the investor in connection with the option exercise. Since the related preferred shares were not issued until July 1, 2026, the Company recorded the proceeds as an ‘Option prepayment liability’ in the accompanying condensed consolidated balance sheets as of June 30, 2026.

As the option liability had not been settled as of June 30, 2026, the Company recorded a fair value adjustment of $29,266,000, representing the remeasurement of the liability from March 31, 2026 through June 30, 2026, which is included within Change in fair value of option liability in the accompanying condensed consolidated statements of operations.

On July 1, 2026, the Company issued the 1,285,347 shares of Series option redeemable convertible preferred stock to the investor. Upon issuance of the underlying shares, the Company derecognized the related option liability and option prepayment liability. Concurrently with the consummation of the Business Combination on July 1, 2026, the 1,285,347 shares of Series option redeemable convertible preferred stock converted into 5,712,011 shares of PubCo common stock based on the exchange ratio of approximately 4.4439, on the same terms as the Company's other outstanding preferred stock.

Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the three and six months ended June 30, 2025, certain former employees, co-founders, and related parties sold 653,911 shares of common stock, 95,203 shares of Series A redeemable convertible preferred stock, 4,649 shares of Series B-1 redeemable convertible preferred stock, and 64,399 shares of Series B-2 redeemable convertible preferred stock to new and existing investors at purchase prices in excess of the estimated fair value of the respective classes of stock ("2025 secondary transactions"), and the Company waived its right of first refusal applicable to such shares. For the common stock transactions, the Company recorded $8,261,002 in share-based compensation expense, included in 'Compensation and benefits' expense on the unaudited condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2025; for the preferred stock transactions, the Company recorded a deemed dividend of $1,493,539. Both amounts represent the excess of the purchase price paid by these investors over the fair value or carrying value, respectively, of the shares sold.

Also in connection with the 2025 secondary transactions, on March 4, 2025, a preferred stockholder exchanged 421,723 shares of common stock for 421,723 shares of Series B-4 redeemable convertible preferred stock with a fair value of 6,325,845 at the time of the exchange; the common shares received were subsequently retired. There were no secondary transactions during the three or six months ended June 30, 2026.

Measurement of Redeemable Convertible Preferred Stock

The Company’s redeemable convertible preferred stock (the “Preferred Stock”) is not mandatorily redeemable and has no fixed or determinable redemption date. Redemption may occur only upon a liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event, each of which is outside the Company's control.

The Company carries the Preferred Stock at issuance date fair value, net of issuance costs, and has not adjusted the carrying amount to the redemption amount because the Preferred Stock was not redeemable as of June 30, 2026 and redemption was not probable. The Business Combination described in Note 20 did not give rise to a redemption right. It was not a Deemed Liquidation Event, because the holders of the Company's capital stock outstanding immediately prior to the closing held a majority of the voting power of the combined company immediately following the closing, and a transaction of that kind is excluded from the definition. Under the Business Combination Agreement, each share of Preferred Stock was instead to convert into one share of common stock immediately prior to the closing, with no cash payable, and the holders of a majority of the outstanding shares of Preferred Stock irrevocably consented to that conversion upon execution of the agreement in October 2025. The Company had no plan of liquidation or dissolution and was not party to any other transaction that would have given rise to a redemption right.

On July 1, 2026, the Business Combination closed and all outstanding shares of Preferred Stock converted into shares of common stock. No cash was paid in the conversion, and the carrying amount was reclassified from temporary equity to permanent equity. See Note 20.

12. INCOME TAXES

The Company accounts for income taxes in interim periods in accordance with ASC 740-270, Income Taxes, Interim Reporting. Under ASC 740-270, interim tax provisions are generally determined using an estimated annual effective tax rate applied to year-to-date ordinary income or loss, adjusted for discrete items. Due to the Company’s full valuation allowance against its deferred tax assets, the estimated annual effective tax rate method is not meaningful. As a result, the Company determined its income tax provision for the six months ended June 30, 2026 using a year-to-date actual method. The provision primarily reflects current income taxes payable or refundable for the period, while deferred tax benefits generated during the period are offset by corresponding changes in the valuation allowance.

The provision for income taxes and the effective income tax rates were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Provision for income taxes	39,191	80,216	82,199	162,275
Effective income tax rate	0.18%	1.47%	0.28%	1.64%

The effective tax rates differ from the statutory tax rates for the three and six months ended June 30, 2026 and 2025 primarily due to the Company's full valuation allowance position against net deferred tax assets. The provision for income taxes for the three and six

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
months ended June 30, 2026 and 2025 included estimated federal, state, and foreign income taxes in jurisdictions in which the Company does not have sufficient tax attributes.

The valuation allowance was $30,772,000 as of June 30, 2026 compared to $28,627,000 as of December 31, 2025. The increase during the six months ended June 30, 2026 relates to a full valuation allowance primarily recorded against capitalized research expenditures and additional net operating losses generated in the period.

The Company regularly assesses the need for a valuation allowance against its deferred tax assets. In making that assessment, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets to determine, based on the weight of available evidence, whether it is more-likely-than-not that some or all of the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. The Company faces uncertainties in forecasting its operating results going forward. This operating uncertainty also makes it difficult to predict the availability and utilization of tax benefits over the next several years. As a result, management has concluded, as of June 30, 2026, it is more likely than not the Company’s net deferred tax assets will not be realized, and a full valuation allowance against net deferred tax assets in all jurisdictions is still warranted as of June 30, 2026. The valuation allowance against these deferred tax assets may require adjustment in the future based on changes in the mix of temporary differences, changes in tax laws, and operating performance. If the positive operating results continue, and the Company believes future taxable income can be more reliably forecasted, the Company may release all or a portion of the valuation allowance. If and when the Company determines the valuation allowance should be released (i.e., reduced), the adjustment would result in a tax benefit reported in that period’s Consolidated Statements of Operations, the effect of which would be an increase in reported net income.

13. RELATED PARTY TRANSACTIONS

Management Fees

The Company is entitled to earn management fees for fund management services provided to certain investment funds that are considered related parties of the Company. Accounts receivable related to these management fees totaled $460,213 and $594,435 as of June 30, 2026 and December 31, 2025, respectively, and are included within ‘Accounts receivable, related parties’ on the unaudited condensed consolidated balance sheets. Management fee revenues totaled $252,257 and $22,949 for the three months ended June 30, 2026 and 2025, respectively, and $470,281 and $28,612 for the six months ended June 30, 2026 and 2025, respectively, and are included within ‘Revenue’ on the unaudited condensed consolidated statements of operations and comprehensive loss.

Collateralized Lending – Related Parties

During 2025, the Company entered into lending arrangements with certain related parties of the Company in which the Company advanced an aggregate amount of $2,253,026 in certain digital assets also borrowed by the Company during the year ended December 31, 2025, of which $290,356 was still outstanding as of December 31, 2025. These amounts were included within ‘Digital assets loan receivable, related parties’ on the unaudited condensed consolidated balance sheets. All of the remaining lending arrangements entered into with related parties were settled and fully repaid during the first quarter of 2026 such that there were none outstanding as of June 30, 2026.

Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock

During the three and six months ended June 30, 2025, the Company waived its right of first refusal in connection with certain secondary transactions involving its equity securities held by certain former employees, co-founders, and related parties, which resulted in the recognition of stock‑based compensation expense and deemed dividends recorded in the consolidated financial statements. There were no such transactions during the six months ended June 30, 2026. Refer to the Stockholders’ Deficit note (Note 11) for additional information.

Notes Receivable, Related Parties

In January 2019, the Company provided funds in the form of a promissory note, as most recently amended in December 2022, totaling $89,879 to Batch 22X Ltd. (“Batch 22X”), which is managed by the co-founders and members of the Company’s management. There is no interest due and the note matures on December 31, 2029. The outstanding balance of the note totaled $66,109 as of June 30, 2026

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
and December 31, 2025. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025.

On August 6, 2025, the Company signed a loan agreement with SIZE Foundation, a Cayman Islands foundation company and related party, to provide SIZE Foundation with an unsecured revolving credit facility of up to $500,000, which was subsequently amended to increase the credit line to $2,000,000 during the quarter ended December 31, 2025. During 2026 the loan agreement was amended to increase the credit line to $3,000,000, which became effective on May 12, 2026. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from the advance date. Interest is accrued on the unpaid principal balance of the loans at a per-annum rate equal to the midterm applicable federal rate (“AFR”) for quarterly compounding most recently published by the Internal Revenue Service. Borrowers can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets in the amounts of $2,638,940 and $556,282 as of June 30, 2026 and December 31, 2025, respectively.

SIZE Foundation is a Cayman Islands non-profit foundation, established with the Company's support to promote real-world asset tokenization. It has no equity owners or profit-sharing rights. Though considered a related party due to the Company's role in its formation, the Company holds no ownership or economic interest and does not control it; therefore, it is not a consolidated entity or VIE. The Company entered into the loan agreement to fund SIZE Foundation's initial operating and working capital needs in furtherance of its stated objects, which are complementary to and supportive of the Company's own tokenization business. The facility was extended on an unsecured basis at the applicable federal rate described above, and was negotiated in the ordinary course consistent with the Company’s other lending arrangements with related entities.

In February 2022, the Company executed an unsecured credit facility to a related party, Securitize KKR Platform SPC, LTC (“Securitize KKR”), with a maximum loan amount not to exceed $15,000,000 to fund capital calls. Securitize Capital, a wholly owned subsidiary of the Company, is the General Partner of Securitize KKR. The borrower may repay each advance at any time or from time to time, provided that each advance is repaid in full prior to the 5-year anniversary of each advance. This credit facility does not provide for a stated interest charge. The outstanding balance was $4,677,797 and $3,476,639 as of June 30, 2026 and December 31, 2025, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025.

On July 14, 2023, the Company signed a loan agreement with Securitize Capital Hamilton Lane Equity Opportunity Fund LP (“Securitize Capital Hamilton Lane Fund”, or the “Borrower”), a related party, for up to $7,000,000. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from its issuance date. This note is interest free. Borrower can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was $1,383,355 and $1,084,957 as of June 30, 2026 and December 31, 2025, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025. Separately, the Company holds a $903,826 investment in the Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., which is included in the Investments in tokenized assets account on the Company's unaudited condensed consolidated balance sheets and is further described in Note 14.

The related party loan arrangements with the Securitize KKR and Securitize Capital Hamilton Lane funds were entered into in the ordinary course of business to support liquidity and working capital needs at those funds. The related notes receivable fund capital calls in accordance with the Company's required commitment. The Company receives Limited Partner interests in these funds based on the amount of capital contributed. These L.P. interests increase and decrease directly with the capital contributed and repaid, along with respective changes in the fund’s Net Asset Value (“NAV”). Therefore, the Company elected to apply the NAV practical expedient for the L.P. interests, with changes in NAV recorded in Other income (expense), net on the Company’s unaudited condensed consolidated statements of operations and comprehensive loss.

14. VARIABLE INTEREST ENTITIES

The Company holds variable interests in certain entities that meet the definition of a Variable Interest Entity (“VIE”) under ASC 810, Consolidation (“ASC 810”). These entities were evaluated to determine whether the Company is the primary beneficiary and, therefore, required to consolidate their financial results.

As of June 30, 2026 and December 31, 2025, the Company identified Securitize AAA CLO Tokenized Fund, Ltd., Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR, Securitize Capital Hamilton Lane Fund, and VanEck Treasury Fund, Ltd. as VIEs; the Company’s relationships with these funds are outlined in the table below.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2025, the Company obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd. This equity interest represents a tokenized interest in the participating, non‑voting equity shares of Securitize AAA CLO Tokenized Fund, Ltd., providing exposure to the full residual returns and losses of the underlying portfolio without conferring any governance or decision‑making rights with respect to the CLOs or their managers. The Company also obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd.’s management, voting equity shares which do not have the right to participate in full residual returns of the underlying portfolio. The Company is not the primary beneficiary of Securitize AAA CLO Tokenized Fund, Ltd. because the Company does not have the obligation to absorb losses or the right to receive benefits that could potentially be significant to Securitize AAA CLO Tokenized Fund, Ltd.

The Company is not the primary beneficiary of the Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, and VanEck Treasury Fund, Ltd. because the Company does not have the power to direct the activities that most significantly affect the economic performance of these VIEs.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Accordingly, the Company does not consolidate these VIEs in its unaudited condensed consolidated financial statements. The carrying amounts of the assets represent the maximum exposure to loss as a result of this involvement and are as follows:

	June 30, 2026	December 31, 2025
Securitize Capital Hamilton Lane Equity Opportunity Fund, L.P.
Notes receivable, related parties	$1,383,355	$1,084,957
Securitize AAA CLO Tokenized Fund, Ltd.
Investments in tokenized assets	$—	$5,000,000
Securitize KKR Platform SPC, LTC
Notes receivable, related parties	$4,677,797	$3,476,639
Hamilton Lane SCOPE Securitize Tokenized Feeder, LP
Investments in tokenized assets	$903,826	$862,798
Restricted tokenized assets	$—	$1,103,171
Apollo Diversified Credit Securitize Fund
Investments in tokenized assets	$1,747,939	$1,157,270
Restricted tokenized assets	$—	$619,494
VanEck Treasury Fund, Ltd.
Investments in tokenized assets	$5,000,000	$5,000,000
Cash and cash equivalents	$121,381	$14,813

15. LENDING AND COLLATERALIZATION ARRANGEMENTS INVOLVING TOKENS

Beginning in November 2024 and throughout 2025, the Company became party to various lending arrangements, governed by various Master Loan and Security Agreements (“MLSAs”), with certain investors of tokenized funds (the “counterparties”). Under the MLSAs, the Company was subject to making advances to the counterparties in exchange for transferring certain tokens as collateral on the loans. These loans receivable typically bore an annual facilitation fee of approximately 2.00% which accrued until settled as a deduction from the collateral balance remitted back to the counterparties. When facilitating these transactions, the Company simultaneously locked the tokenized assets received as collateral in smart contracts using its sToken vault technology (minted as the applicable “sTokens”) which enabled the collateral assets to be able to interact with various decentralized finance protocols so the Company could service these lending arrangements via on-chain borrowings from the respective network.

In facilitating these lending arrangements, the Company provided a regulated, contract-based, and operationally managed means for investors in certain tokenized assets to access certain DeFi investment strategies, rather than requiring the investor to interact directly with blockchain protocols. The Company, in its capacity as a regulated intermediary and transfer agent for the underlying collateral assets, ensured that the tokenized assets were not transferred, pledged, or otherwise utilized without the required regulatory controls and permissions. This structure was followed to ensure that these of types transactions involving tokenized collateral within DeFi were able to occur in compliance with applicable securities laws and contractual restrictions in a controlled setting and access to the relevant smart contracts to open these positions was exclusively available through the Company’s infrastructure. By initially restricting these smart contracts for use by the Company such that they were not publicly available for direct access by investors, the Company was able to control its measured release while also demonstrating some potential benefits of tokenizing and using regulated assets in DeFi strategies, including added yield generation and providing new liquidity sources. The Company opted for this gradual release of these concepts to prove that the underlying assets could maintain their compliance with traditional regulations while also being composable in DeFi, which were novel use cases for the industry and that had limited previous institutional adoption historically.

As a result of the Company’s facilitation of these transactions through proof‑of‑concepts demonstrating how tokenized real‑world assets (RWAs) can interact with DeFi protocols to enable new institutional investment strategies—while concurrently advancing the ecosystem and increasing the amount of tokenized assets and protocols available—the public release of these smart contracts has been successfully rolled out, allowing investors to access them independently as intended. Specifically, the Company’s facilitation of each transaction’s execution is no longer required, while the functionality still provides for the necessary level of compliance necessary for the underlying RWAs and the applicable regulatory frameworks. Accordingly, during the final months of the year ended

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and into early 2026, the Company wound down all of these lending arrangements with counterparties and had no associated amounts remaining on the unaudited condensed consolidated balance sheets as of June 30, 2026.

As of December 31, 2025, there was $1,722,665, recorded within ‘Restricted tokenized assets’ representing the collateral received from counterparties, with a corresponding $1,722,665 amount recorded within ‘Obligation to return collateral’ which the Company used to service the associated loans by borrowing additional assets, typically from a DeFi protocol. The corresponding liabilities for the amounts received from the applicable network were recorded within ‘Digital asset borrowings’ in the amount of $101,109 on the unaudited condensed consolidated balance sheets as of December 31, 2025. The collateral assets and related borrowings from the applicable networks facilitated the advances of $99,647 in loans of certain digital assets (excluding the $290,356 advanced to related parties in the ordinary course — see Note 13) which were recognized within ‘Digital assets loan receivable’ as of December 31, 2025.

16. LOSS PER SHARE

The following table presents the components of basic and diluted loss per share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net loss from continuing operations	$(21,689,202)	$(5,538,788)	$(29,621,854)	$(10,080,306)
Less: Deemed dividend to preferred stockholders	—	—	—	(1,493,539)
Net loss from continuing operations attributable to common stockholders - basic and diluted	(21,689,202)	(5,538,788)	(29,621,854)	(11,573,845)
Net loss from discontinued operations attributable to common stockholders - basic and diluted	—	(607,515)	—	(1,190,854)
Net loss attributable to common stockholders - basic and diluted	$(21,689,202)	$(6,146,303)	$(29,621,854)	$(12,764,699)

Weighted average Common stock and Class A common stock shares outstanding - basic and diluted	9,139,723	8,570,963	8,993,202	8,616,139

Net loss per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.72)	$(3.29)	$(1.48)

Net loss from continuing operations per share of common stock and Class A common stock - basic and diluted	$(2.37)	$(0.65)	$(3.29)	$(1.34)

Net loss from discontinued operations per share of common stock and Class A common stock - basic and diluted	$—	$(0.07)	$—	$(0.14)

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the three and six months ended June 30, 2026 and 2025, because including them would have been anti-dilutive (on a treasury stock method or an if-converted method based on the nature of the securities):

	For the Three and Six Months Ended June 30,
	2026	2025
Potentially dilutive securities end of period:
Convertible Promissory Notes Payable	4,131,839	3,293,893
SAFEs	348,307	348,307
Options to purchase Option Preferred Stock (NHTV Side Letter Option)	1,285,347	1,285,347
Convertible Preferred Stock	11,820,451	11,820,451
Options to purchase Class A common stock	3,433,413	4,371,752
J Digital Warrants	835,217	835,217
Restricted Stock Units	248,097	—
Total	22,102,671	21,954,967

17. COMMITMENTS AND CONTINGENCIES

Legal Claims

The Company, from time to time, is subject to legal proceedings, claims, and assessments which arise in the normal course of its business. We record an accrual for loss contingencies at management’s best estimate when we determine that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the reasonable estimate is a range and no amount within that range is considered a better estimate than any other amount, an accrual is recorded based on the bottom amount of the range. If a loss is not probable, or a probable loss cannot be reasonably estimated, no accrual is recorded.

tZERO Patent Matter

On June 15, 2026, tZERO Group, Inc. delivered a letter to the Company, and issued a related press release, asserting that certain of the Company's products, including its DS Protocol and Vault Registrar, infringe U.S. Patent Nos. 11,216,802 ("Self-Enforcing Security Token Implementing Smart-Contract-Based Compliance Rules Consulting Smart-Contract-Based Global Registry of Investors") and 11,394,560 ("Crypto Integration Platform”). On June 22, 2026, Securitize, Inc. filed a complaint against tZERO Group, Inc. and tZERO IP, LLC in the United States District Court for the District of Delaware seeking a declaratory judgment that it does not infringe those patents (Securitize, Inc. v. tZERO Group, Inc. et al., Case No. 1:26-cv-00722-GBW (D. Del.)). On July 17, 2026, tZERO filed an Amended Answer and Counterclaims asserting infringement of those two patents along with U.S. Patent No. 12,223,496 (“Self-Enforcing Security Token Implementing Smart-Contract-Based Compliance Rules Consulting Smart-Contract-Based Global Registry of Investors”), U.S. Patent No. 12,099,996 (“Verifying Transaction Address Is Whitelisted Before Allowing Transfer To Transaction Address of Self-Regulating Token Requiring Whitelisted Transaction Address to Withdraw Self-regulating Token”), and U.S. Patent No. 12,051,078 (“Account Owner Funding of Know Your Customer and Accredited Investor Verification Renewal and Monitoring Charges Through Coin Payment”). The counterclaims seek monetary damages and injunctive relief. The Company disputes tZERO's allegations, believes they are without merit, and intends to pursue the declaratory judgment action and defend the counterclaims vigorously.

The matter is at a preliminary stage; the Company has not yet responded to tZERO’s counterclaims and discovery had not commenced as of June 30, 2026. The Company is therefore unable to determine the likelihood of an unfavorable outcome or to estimate the amount or range of reasonably possible loss, and no accrual has been recorded. An unfavorable resolution could result in monetary damages or injunctive relief limiting the Company's use of technology underlying its platform, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Regulatory Risk

The Company’s business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which it operates. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the digital asset economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. To the extent the Company has not complied with such laws, rules, and regulations, the Company could be subject to significant fines, revocation of licenses, limitations on the Company’s products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect the Company’s business, operating results, and financial condition.

J Digital 6 LLC Warrant Agreement

On March 6, 2025, the Company entered into an agreement with J Digital 6 LLC (“JD6”) under which the Company issued 835,217 Warrants to JD6 (the “J Digital 6 Warrants”). Under the terms of the agreement, J Digital 6 LLC paid a purchase price of $1,000 to acquire a warrant to purchase shares of the Company’s Series B-4 Preferred Stock (or other applicable series) at an exercise price of $15.00 per share. The J Digital 6 Warrants cover up to 2.72% of the Company’s fully diluted capitalization as of the issue date, divided into four equal tranches, each representing 0.68% of fully diluted capitalization. Each tranche vests independently, subject to specific vesting criteria and other conditions as set forth in the agreement. Each vested tranche of the J Digital 6 Warrants is exercisable for a period of three years commencing from the respective vesting date of such tranche.

The vesting conditions for each tranche require (i) the approval of the Company's BUIDL token by an approved centralized exchange ("CEX") as eligible collateral for trading activities on such exchange, with the Jump Group onboarded and actively utilizing BUIDL as such collateral, and (ii) the Jump Group maintaining at least 30% of its total exchange collateral in BUIDL for four consecutive months following the listing. Each tranche vests only upon satisfaction of these performance conditions. The grant date fair value of vested portions of the J Digital 6 Warrants are recorded as an increase to mezzanine equity. The compensation cost is recognized in accordance with ASC 718 for nonemployee awards.

The fair value of the J Digital 6 Warrants were measured at their grant date and totaled $4,678,886 (or $5.60 per J Digital 6 Warrant), determined using an option‑pricing model. The agreement includes customary anti-dilution protections, transfer restrictions, and provisions for automatic vesting and exercise of certain tranches in connection with qualifying liquidation transactions.

During the fourth quarter of 2025, the first tranche of 208,804 J Digital 6 Warrants was deemed probable of vesting and began vesting over a four-month period commencing in mid-October 2025. The Company recognized $0 and $438,645 of compensation expense related to the first tranche for the three and six months ended June 30, 2026, respectively, as the remaining 1.5 months of the vesting period was completed within the first quarter of 2026. These amounts are recorded within 'Selling, general & administrative' expense, with a corresponding increase to mezzanine equity. There were no transactions of a similar nature during the three and six months ended June 30, 2025.

Capital Call Commitments

The Company is a party to separate notes receivables issued to related parties, Securitize KKR and Securitize Capital Hamilton Lane Equity Opportunity Fund, as detailed in Note 13. For each of the funds, the Company is responsible to cover capital calls up to their remaining commitment amount, which is the total commitment amount as described as the maximum loan amounts outlined in Note 13, less the amount committed to date. The Company did not record a commitment liability as of June 30, 2026 or December 31, 2025 for the remaining commitment amount, because it is not probable that the Company will be required to pay the full commitment.

18. REVENUE

Major Solutions/Service Offerings

The following table summarizes revenues from our major solutions/service offerings:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Tokenization	$7,839,139	$8,874,393	$18,974,344	$20,136,056
Asset Servicing	6,596,706	6,387,783	14,939,967	9,160,139
Total	$14,435,845	$15,262,176	$33,914,311	$29,296,195

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Tokenization

Tokenization revenue consists of services related to ecosystem expansion, as well as the trading, enhancement of utility, and distribution of digital assets. Revenue from on-chain contracts is recognized at a point in time upon completion of blockchain integration, when the technical integration is complete. Revenue from trading activities is recognized at a point in time when the related trades are executed. In addition to integration services, tokenization arrangements typically include performance obligations for ongoing maintenance and support services, with the associated revenue recognized ratably over the contractual term. Placement fees associated with making assets available for distribution are recognized either at a point in time or over the contract period, depending on the specific terms of the agreement.

Asset Servicing

Asset Servicing revenue includes fees earned for ongoing operational and administrative services provided to issuers, asset managers, and investors throughout the lifecycle of a fund or digital asset. These services include recordkeeping, transfer processing, fund accounting, and compliance support. Fees related to setup activities, including the initial recording of investor information on the blockchain and investor onboarding procedures such as know your customer (“KYC”) verification and accreditation, are recognized at a point in time when the initial services are delivered, while recurring service fees are recognized over time over the agreement term for those support services which are made available equally over the contract terms.

Contract Assets and Deferred Revenue

The table below summarizes changes in contract assets for the six months ended June 30, 2026:

June 30, 2026
Beginning balance - December 31, 2025	$15,271,214
Revenue recognized	25,105,961
Reclassified to accounts receivable	(24,173,324)
Ending balance - June 30, 2026	$16,203,851

The table below summarizes changes in deferred revenue for the six months ended June 30, 2026:

June 30, 2026
Beginning balance - December 31, 2025	$6,503,357
Revenue deferred	6,445,595
Revenue recognized	(10,806,560)
Ending balance - June 30, 2026	$2,142,392

During the six months ended June 30, 2026, the Company recognized $5,187,382 in revenue that was included in the beginning deferred revenue balance of $6,503,357 as of December 31, 2025. During the six months ended June 30, 2025, the Company recognized $2,817,455 in revenue that was included in the beginning deferred revenue balance of $3,075,369 as of December 31, 2024.

As of June 30, 2026, the aggregate amount of the transaction price allocated to remaining performance obligations that are unsatisfied or partially unsatisfied was $9,598,980. The Company expects to recognize approximately $3,736,485 during the remainder of 2026, $3,150,378 during 2027, and $2,712,117 thereafter.

19. SEGMENT INFORMATION

We operate as one reportable segment. Our Chief Executive Officer, who serves as our Chief Operating Decision Maker, manages the business on a consolidated basis and evaluates performance using multiple metrics, including consolidated net income (loss) as reported on our unaudited condensed consolidated statements of operations and comprehensive loss. Consolidated net income (loss) is the primary measure of segment performance and is used to assess results and to allocate and prioritize resources during our planning and forecasting processes. The measure of segment assets is reported on the unaudited condensed consolidated balance sheets as total

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
assets. Customers include institutional asset managers, corporations and enterprises, alternative investment platforms, and retail & accredited investors.

The following table is a reconciliation of our measure of segment profit or loss, significant segment expenses, and other segment items to consolidated net loss as reported on the unaudited condensed consolidated statements of operations and comprehensive loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$14,435,845	$15,262,176	$33,914,311	$29,296,195
Less significant expenses:
Cost of revenue (exclusive of items shown below)	(3,981,122)	(3,532,624)	(8,451,012)	(5,279,281)
Employee costs[1]	(10,547,883)	(8,031,538)	(19,648,481)	(20,005,074)
Professional services[1]	(3,155,916)	(1,259,424)	(6,685,251)	(2,589,106)
Marketing[1]	(837,456)	(169,296)	(2,519,574)	(499,605)
Total significant expenses	(18,522,378)	(12,992,882)	(37,304,318)	(28,373,066)
Other segment items[2]	(17,602,670)	(7,808,082)	(26,231,847)	(11,003,435)
Net loss from continuing operations, net of tax	(21,689,202)	(5,538,788)	(29,621,854)	(10,080,306)
Net loss from discontinued operations, net of tax	—	(607,515)	—	(1,190,854)
Net loss	(21,689,202)	(6,146,303)	(29,621,854)	(11,271,160)
(1) Employee costs are included within ‘Compensation and benefits’ expenses on the unaudited condensed consolidated statements of operations and comprehensive loss; professional services and marketing expenses are included within ‘Selling, general & administrative’ expenses on the unaudited condensed consolidated statements of operations and comprehensive loss.
(2) Other segment items include expenses related to software subscriptions, depreciation and amortization, rent expense, licenses and regulatory fees, insurance, and transportation, which are included within ‘Selling, general & administrative’ on the unaudited condensed consolidated statements of operations and comprehensive loss. Other segment items also include ‘Other income (expense), net’, ‘Provision for expected credit losses’, ‘Loss on digital assets from operations, net’, ‘Interest expense’, ‘Interest income’, ‘Dividend income’, ‘Loss on digital assets held for investment, net’, ‘Change in fair value of option liability’, ‘Change in fair value of simple agreements for future equity’, ‘Change in fair value of derivative liability’, and Provision for income taxes which are presented as such on the unaudited condensed consolidated statements of operations and comprehensive loss.
20. SUBSEQUENT EVENTS
In accordance with ASC 855, Subsequent Events, management has evaluated subsequent events through August 13, 2026, which is the date the unaudited condensed consolidated financial statements were issued. Other than the events noted below, there were no subsequent events that require recognition or disclosure in the unaudited condensed consolidated financial statements.

Business Combination with Cantor Equity Partners II, Inc.

On October 27, 2025, the Company entered into a Merger Agreement with CEPT and PubCo, pursuant to which the Company and CEPT each became wholly owned subsidiaries of PubCo (the "Business Combination"). Following approval at a special meeting of CEPT stockholders on June 29, 2026, the Business Combination was consummated on July 1, 2026 (the "Closing Date"), at which time PubCo changed its name to Securitize Corp. and its common stock began trading on the New York Stock Exchange under the ticker symbol "SECZ" on July 2nd, 2026. In connection with the Business Combination, holders of 6,842,508 shares of CEPT Class A ordinary shares (approximately 28.5% of the shares with redemption rights) exercised their redemption rights at approximately $10.60 per share, for an aggregate redemption amount of approximately $73 million, and each remaining CEPT Class A and Class B ordinary share was converted into one share of PubCo Common Stock.

Upon consummation of the Business Combination, the combined company received aggregate proceeds of approximately $375 million (net of redemptions of $72.5 million and prior to the deduction of transaction and other closing costs, detailed below), consisting of proceeds released from CEPT's trust account and proceeds from the concurrent PIPE financing, pursuant to which 19,782,000 shares of CEPT Class A ordinary shares were sold to certain investors at $10.00 per share for aggregate gross proceeds of approximately $198 million. The proceeds described above were received prior to the issuance of these unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In connection with the Business Combination, the Company incurred estimated transaction and other closing costs of approximately $60 million, consisting primarily of advisory, legal, accounting, and printing fees. Of the total transaction costs, approximately 50% is estimated to be charged against additional paid-in capital as a direct cost of the recapitalization, and the remaining approximate 50% is estimated to be expensed as incurred.

In connection with the closing of the Business Combination, each outstanding share of the Company's preferred stock, each convertible promissory note, and each Simple Agreement for Future Equity was converted into 17,585,944 shares of the Company's common stock, with the resulting shares treated as issued and outstanding for purposes of receiving the Per Share Merger Consideration. At the Effective Time, each share of the Company's common stock was converted into approximately 4.4439 shares (the "Exchange Ratio") of PubCo Common Stock (the "Per Share Merger Consideration"), with no fractional shares issued and treasury shares canceled without payment. Each outstanding option and restricted stock unit was exchanged for an equivalent PubCo instrument, and each outstanding warrant was assumed by PubCo, in each case adjusted based on the Exchange Ratio.

In connection with the Business Combination, up to 6,250,000 shares of PubCo Common Stock (the "Securitize Earnout Shares") are issuable to Securitize stockholders if, at any time during the five-year period following the Closing Date, the volume-weighted average price ("VWAP") of PubCo Common Stock exceeds certain thresholds for 20 out of any 30 consecutive trading days beginning 90 days after the Closing Date: (i) one-third of the Securitize Earnout Shares will be issued if the VWAP exceeds $15.00, (ii) one-third will be issued if the VWAP exceeds $20.00, and (iii) one-third will be issued if the VWAP exceeds $25.00. Additionally, certain shares held by Cantor EP Holdings II, LLC (the “Sponsor”) are subject to vesting and potential forfeiture over the same five-year period, with one-third vesting upon the VWAP of PubCo Common Stock exceeding $12.50, $15.00, and $17.50, respectively, in each case for at least 20 out of 30 consecutive trading days beginning 90 days after the Closing Date. The Securitize Earnout Shares and Sponsor Earnout Shares have been classified as liabilities and will be measured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss.

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, CEPT did not meet the ASC 805, Business Combinations ("ASC 805") definition of a "business" and is treated as the "acquired" company for financial reporting purposes. Securitize was determined to be the accounting acquirer because existing Securitize stockholders, as a group, retained the largest portion of the voting rights in the combined entity, the executive officers of PubCo were appointed by Securitize, the majority of the board of directors of PubCo was appointed by Securitize, Securitize represents a significant majority of the operations of PubCo, and the operations of Securitize are the continued operations of PubCo.